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                                                                  EXHIBIT 99.(2)


STOCKHOLDER'S PROXY

              SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

                         SONAT OFFSHORE DRILLING INC.


  The undersigned hereby appoints J. Michael Talbert, Robert L. Long, and Eric
B. Brown, or any one or more of them, each with full power of substitution, the proxy or proxies of the undersigned to vote the shares of common stock, par value $.01 per share, of Sonat Offshore Drilling Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on September 3, 1996 at 4 Greenway Plaza, Room C-100, Houston, Texas, at 8:00 A.M., and at any and all adjournments or postponements thereof.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


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                                                                Please mark  [X]
                                                                 your votes
                                                                as indicated


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.


Item 1--Proposal to approve the issuance of up to 28,652,037 shares of common stock, par value $.01 per share, of the Company ("Common Stock") in an offer to the holders of shares of Transocean ASA, a Norwegian company, to exchange such shares for Common Stock of the Company and cash.

FOR     AGAINST  ABSTAIN
[_]       [_]       [_]



Item 2--Proposal to approve an amendment to the Restated Certificate of Incorporation of the Company to increase the number of shares of Common Stock that the Company is authorized to issue from 55,000,000 to 150,000,000 shares.

FOR     AGAINST  ABSTAIN
[_]       [_]       [_]



Item 3--Proposal to approve an amendment to the Restated Certificate of Incorporation of the Company to change the name of the Company to "Transocean Offshore Inc."


FOR     AGAINST  ABSTAIN
[_]       [_]       [_]




If you plan to attend the Special Meeting, please check this box in order to
receive an admission ticket      [_]






Signature(s) ___________________________    Date ______________________________

NOTE: Please mark, date and sign your name exactly as it appears at the left and return promptly in the enclosed envelope. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, or other officer of a corporation, please give your full title as such. If stock is owned by a partnership or corporation, please indicate your capacity in signing the proxy.

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